EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as an officer of Clarient, Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

•                  the amended Annual Report of the Company on Form 10-K/A for the period ended December 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•                  the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated:  May 8, 2006

/s/ Ronald A. Andrews
Ronald A. Andrews
President and Chief Executive Officer